UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

of the

SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: March 19, 2008

PROVIDENCE RESOURCES, INC.

(Exact name of registrant as specified in its charter)

TEXAS

(State or other jurisdiction of incorporation or organization)

000-30377 (Commission File Number)	06-1538201 (IRS Employer Identification Number)

Gilbert Burciaga, Chief Executive Officer

5300 Bee Caves Rd. Bldg 1 Suite 240 Austin, Texas 78746

(Address of principal executive offices)

(512) 970-2888

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(b)       Effective March 19, 2008, the board of directors of Providence Resources, Inc. (the “Company”) accepted the resignation of Edward Moses as a member of the board of directors of the Company.

(d)       Effective March 31, 2008, the board of directors of the Company appointed Christian Russenberger as a member of the board of directors of the Company to serve until the Company’s next annual shareholders meeting.

Mr. Russenberger is the sole owner and director of CR Innovations Holding AG, CR Innovations AG (financial consulting), Global Project Finance AG (long term investments), T2MConnect International AG (telecom operations) and Satellutions GmbH (telecom operations). Since 2004 Mr. Russenberger has been involved in the management and direction of each of these companies. Prior to his current experience Mr. Russenberger worked with Finter Bank in Zurich, Switzerland (1993-2004) as a relationship manager and analyst. Before joining Finter Bank, Mr. Russenberger worked in Zurich as an analyst with Anlage-und Kreditbank AKB (1991-1993) and Bank Leu AG (1990-1991).

Mr. Russenberger obtained a Bachelor of Science in Business Administration at SIB Juventus Zurich, Zurich in 1993.

The appointment of Mr. Russenberger to the Company’s board of directors was not based on any prior understanding or arrangement.

The Company has not at this time determined if Mr. Russenberger will serve on any standing committee.

There are no family relationships among Mr. Russenberger and the other members of the board of directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Providence Resources, Inc.

By: /s/ Gilbert Burciaga	April 4, 2008

Name: Gilbert Burciaga

Title: Chief Executive Officer